                       SCHEDULE 14A INFORMATION

                           (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934
                           (Amendment No.   )

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         STIFEL FINANCIAL CORP.
--------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------
(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    	1)	Title of each class of securities to which transaction applies:
    	2)	Aggregate number of securities to which transaction applies:
    	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    	4)	Proposed maximum aggregate value of transaction:
    	5)	Total Fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    	1)	Amount Previously Paid:
    	2)	Form, Schedule or Registration Statement No.:
    	3)	Filing Party:
    	4)	Date

                        STIFEL FINANCIAL CORP.
                          500 NORTH BROADWAY
                    St. LOUIS, MISSOURI 63102-2188
                            (314) 342-2000

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD APRIL 28, 1998

To the Holders of the Common Stock of
Stifel Financial Corp.

   	The Annual Meeting of Stockholders of Stifel Financial Corp., a Delaware corporation (the "Company"), will be held in the Crystal Room, 3rd Floor, Missouri Athletic Club, 405 Washington Avenue, St. Louis, Missouri, on Tuesday, April 28, 1998, at 10:00 a.m., for the following purposes:

       	1.	To elect three (3) Class III directors to hold office for a
           term of three years or until their successors shall have been duly elected and qualified;

       	2.	To ratify the appointment of Deloitte & Touche LLP as
           independent auditors for the year ending December 31, 1998; and

       	3.	To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.


    The Company's Board of Directors has fixed the close of business on March 10, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors.

                             						Charles R. Hartman, Secretary


March 26, 1998
St. Louis, Missouri


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        STIFEL FINANCIAL CORP.
                          500 NORTH BROADWAY
                    St. LOUIS, MISSOURI 63102-2188
                            (314) 342-2000

                            PROXY STATEMENT

               For Annual Meeting of Stockholders to be
                    Held on Tuesday, April 28, 1998
              Approximate Date of Mailing: March  26, 1998

                                GENERAL

   	This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stifel Financial Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, April 28, 1998, at 10:00 a.m. in the Crystal Room, 3rd Floor, Missouri Athletic Club, 405 Washington Avenue, St. Louis, Missouri, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   	All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of the nominees for director proposed by the Board of Directors in Proposal I and in favor of the ratification of the appointment of Deloitte
& Touche LLP as the Company's independent auditors for the year ending
December 31, 1998, as recommended by the Board of Directors. A stockholder who executes a proxy may revoke it at any time before it is exercised by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company or by personally appearing at the Annual Meeting and casting a contrary vote.

   	A plurality of the votes cast is required for the election of directors. Under the General Corporation Law of the State of Delaware, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors and, therefore, do not have the effect of votes in opposition. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors requires the affirmative vote of a majority of the votes cast on such proposal at the meeting. Abstentions on such matter will be counted, but broker "non-votes" will not be counted, for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present at the meeting.
A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   	The close of business on March 10, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each outstanding share of the Company's common stock, $0.15 par value ("Common Stock"), is entitled to one vote. On March 10, 1998, there were outstanding and entitled to vote 6,677,432 shares of Common Stock.

Ownership of Directors, Nominees and Executive Officers

    The following table sets forth information regarding the amount of Common Stock beneficially owned, as of March 10, 1998, by each director of the Company, each nominee for election as a director of the Company, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

         	Name                      Beneficially Owned (1)(2)    Class (1)
---------------------------------   -------------------------    ---------
George H. Walker III.............         	499,239 (3)              7.40%
Ronald J. Kruszewski.............         	229,251                 	3.42%
Gregory F. Taylor................           91,163	(4)             	1.37%
Michael A. Murphy................         		30,614                  	(5)
Charles R. Hartman...............           30,197 (6)               (5)
Lawrence E. Somraty..............         		23,342	                 	(5)
John J. Goebel...................         		22,956	(3)               (5)
James M. Oates...................         		20,031                 		(5)
Bruce A. Beda....................         		16,641                  	(5)
Belle A. Cori....................           13,812                 		(5)
Charles A. Dill..................         		11,837                 		(5)
Richard F. Ford..................            8,037	                 	(5)
Robert E. Lefton.................          		9,790                 		(5)
Stuart I. Greenbaum..............          		7,350	                 	(5)
Directors and Executive Officers
 as a Group (15 persons).........          932,711                 13.53%
-------------------------
(1)	The number of shares beneficially owned has been adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998.
    Shares subject to options exercisable currently or within 60 days after
    March 10, 1998 were deemed to be outstanding for purposes of calculating the percentage of outstanding shares for each person holding such options but were not deemed to be outstanding for the purpose of calculating the percentage of outstanding shares for any other person. All shares subject to options held by directors and executive officers that were exercisable currently or within 60 days after March 10, 1998 were deemed to be outstanding for purposes of calculating the percentage of outstanding shares for all directors and executive officers as a group.

(2) Includes the following shares which such persons and group have the right to acquire within the 60 days after March 10, 1998 upon the exercise of
    stock options:   Mr. Walker - 70,246; Mr. Kruszewski - 35,000;
    Mr. Murphy - 12,804; Mr. Hartman - 19,186; Mr. Goebel - 6,699;
    Mr. Somraty - 12,116; Ms. Cori - 11,949; Mr. Ford - 6,699;
    Mr. Lefton - 6,380; Mr. Dill - 5,787; Mr. Oates - 6,380;
    Mr. Beda - 6,588; Mr. Greenbaum - 5,250; and directors and executive officers as a group - 216,109. Also includes the following shares allocated to such persons and group under the Stifel, Nicolaus Stock
    Ownership Plan and Trust:    Mr. Walker - 5,428; Mr. Murphy - 708;
    Mr. Hartman - 239; Mr. Somraty - 4,378; and directors and executive officers as a group - 14,542.

(3)	Includes 10,720 shares held by the George Herbert Walker Foundation as to which Messrs. Walker and Goebel, as co-trustees, share voting power.

(4)	Includes 1,602 shares owned by Mr. Taylor's wife and children.
    Mr. Taylor disclaims beneficial ownership of such shares.

(5) Shares beneficially owned do not exceed one percent of the outstanding shares of Common Stock.

(6)	Includes 2,315 shares owned by Mr. Hartman's wife.  Mr. Hartman disclaims beneficial ownership of such shares.

  Ownership of Certain Beneficial Owners

    As of March 10, 1998, the following persons were the only persons known to the Company to be beneficial owners of more than five percent of Common
Stock:

                                         		Shares Beneficially Owned
          	Name and Address	                As of March 10, 1998(1)  	Percent


The Western and Southern Life Insurance Co.......   971,250	(2)        14.55%
 400 Broadway
 Cincinnati, OH  45202

Del Mintz........................................ 		689,614	(3)       	10.33%
 22732 Rye Road
 Shaker Heights, Ohio 44122

Stifel, Nicolaus Stock Ownership Plan and Trust..  	519,768	(4)        	7.78%
 500 North Broadway
 St. Louis, Missouri  63102

George H. Walker III.............................  	480,864	(5)        	7.15%
 500 North Broadway
 St. Louis, Missouri 63102

FMR Corp.........................................  	360,780 (6)         5.40%
 82 Devonshire Street
 Boston, Massachusetts  02109

_________________________________________________________________

(1)	The number of shares beneficially owned has been adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998.

(2) The information shown is based on a Schedule 13G dated January 8, 1998 of The Western and Southern Life Insurance Company("Western and Southern").The information in the Schedule 13G indicates that Western and Southern has the sole power to vote and dispose of such shares.

(3)	The information shown is based on a Schedule 13D (Amendment No. 2), dated September 17, 1996, of Mr. Mintz. The number of shares reflected on the Schedule 13D has been adjusted to reflect the stock dividends declared by the Company on January 21, 1997 and January 20, 1998. The information in the Schedule 13D indicates that Mr. Mintz has the sole power to vote and dispose of such shares.

(4)	With respect to 283,518 shares of Common Stock allocated to the Stifel,
    Nicolaus Stock Ownership Plan and Trust (the "Stock Ownership Plan"), each participant in the Stock Ownership Plan has the right to instruct the trustee of the Stock Ownership Plan with respect to the voting of Common Stock in such participant's account. The trustee is authorized to vote any shares of Common Stock with respect to which the trustee has not received timely directions as to the voting thereof. In 1997, the Company purchased 236,250 additional shares and contributed these shares to the Stock Ownership Plan. These unallocated shares will be released for allocation to the participants based upon employer contributions to fund an internal loan between the Company and the Stock Ownership Plan. The trustee is authorized to vote these unallocated Shares in the same proportion as the trustee votes those shares for which he has received timely directions from the participants.

(5)	See notes 1, 2 and 3 to the preceding table.

(6) The information shown is based on a Schedule 13G dated February 14, 1998 of FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management and Research Company (collectively, "Fidelity Stockholders"). The information in the Schedule 13G indicates that the Fidelity Stockholders have the sole power to vote 152,300 of such shares and sole power to dispose of all such shares.


                        PROPOSAL I:  ELECTION OF DIRECTORS

    In accordance with the by-laws of the Company, the Board of Directors has fixed the number of directors at ten, divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated Robert E. Lefton, James M. Oates and George H.
Walker III for election as Class III directors to hold office until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. There is no cumulative voting in the election of directors; therefore, proxies cannot be voted for more than three nominees with respect to Proposal I.

   	Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. The three nominees in Class III receiving the highest number of votes cast at the meeting will be elected as directors of the Company in Class III for the term of such class. In the event any of the persons listed as nominees becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the balance of those named.

   	Certain information with respect to each of the nominees and each of the continuing directors is set forth below, including any positions they hold with the Company and its principal subsidiary, Stifel, Nicolaus & Company,
Incorporated ("Stifel, Nicolaus").
                                                              			   Served as
			                                                                 	Director
		                                 Positions or Offices with       Continuously
     Name             Age       the Company and Stifel, Nicolaus       Since
     ----       	     ---        -------------------------------    -----------
CLASS III-NOMINEES FOR TERMS ENDING IN 2001

Robert E. Lefton	      66                    	None	                     1992
James M. Oates        	51	                    None                     	1996
George H. Walker III  	67         	Chairman of the Board of the        	1981
		                                 Company and Stifel, Nicolaus

CLASS I-DIRECTORS WITH TERMS ENDING IN 1999

Bruce A. Beda         	57                    	None                      1997
Belle A. Cori	         60                    	None                      1990
Stuart I. Greenbaum	   61                     None	                     1997
Ronald J. Kruszewski  	39         	President and Chief Executive       	1997
		                                 Officer of the Company	and
                                   Stifel, Nicolaus

CLASS II-DIRECTORS WITH TERMS ENDING IN 2000

Charles A. Dill       	58	                    None                      1995
Richard F. Ford	       61	                    None                     	1984
John J. Goebel        	68	                    None                     	1987

   	The following are brief summaries of the business experience during the past five years of each of the nominees for election as a director of the Company and the other directors whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

Nominees

   	Robert E. Lefton, Ph.D. has been President and Chief Executive Officer of Psychological Associates, Inc., an international training and consulting firm, since 1958. Dr. Lefton is a director of Allied Healthcare Products, Inc. and Wave Technologies International, Inc.

   	James M. Oates has been Chairman of IBEX Capital Markets, LLC, a financial service company, since 1996 and he has been Managing Director of The Wydown Group, a consulting firm that specializes in start-ups, turn-arounds and defining growth strategies, since 1994. From 1986 to 1994, Mr. Oates was President and Chief Executive Officer of Neworld Bancorp, Boston, Massachusetts, a stock savings bank holding company. Mr. Oates is a director of Phoenix Financial Corporation, Phoenix Duff & Phelps Corp. and AIB Govett Funds.

    George H. Walker III joined Stifel, Nicolaus in 1976, became Chief Executive Officer of Stifel, Nicolaus in December 1978, and became Chairman of Stifel, Nicolaus in July 1982. From the time of the organization of the Company, Mr. Walker has served as its Chairman of the Board and, until October 26, 1992, Mr. Walker served as its President and Chief Executive Officer. Mr. Walker is a director of Laclede Steel Company, Laidlaw Corporation, Macroeconomics Advisers, LLC and EAC Corporation. He is active in various community activities and currently is Chairman of the Missouri Historical Society. Mr. Walker is Chairman of the Advisory Committee of Webster University Business School and on the National Counsel of Washington University Business School.

    The Board of Directors recommends a vote "FOR" the election of each of the nominees for director of the Company.

Continuing Directors

   	Bruce A. Beda has been Chief Executive Officer of Orion Partners LLC, a private investment and consulting company, since February 1995. Prior thereto, Mr. Beda was Chief Financial Officer of Venturedyne Ltd., a manufacturing conglomerate from 1979 to 1995. Mr. Beda is a director of ECC International Corporation.

   	Belle A. Cori has been Chairman of Eau Claire Mattress Manufacturing Corporation, a mattress manufacturer, since 1990 and, prior thereto, she was President of such corporation.

   	Charles A. Dill has been a General Partner of Gateway Venture Partners since November 1995. From 1991 to 1995, Mr. Dill was the President, Chief Executive Officer and a director of Bridge Information Systems, Inc., a company providing online information and trading services. Mr. Dill is a director of Zoltek Companies, Inc., Transact Technologies, D.T. Industries and Pinnacle Automation Inc.

    Richard F. Ford is a Managing General Partner of the management companies which act as a General Partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P., private venture capital funds formed in 1984, 1987, 1990 and 1995, respectively. Mr. Ford is a director of CompuCom Systems, Inc., D&K Wholesale Drug, Inc. and TALX Corporation.

   	John J. Goebel has been a partner in the law firm of Bryan Cave LLP since 1966 and has been associated with that firm since 1957.

   	Stuart I. Greenbaum has been the Dean of the John M. Olin School of Business of Washington University since July 1995. Prior thereto, Mr. Greenbaum was a Professor and Director of the Banking Research Center at Northwestern University from 1976 to 1995. Mr. Greenbaum is a director of First Oakbrook Bancshares and RGA Reinsurance Group of America.

   	Ronald J. Kruszewski was appointed President and Chief Executive Officer of the Company and Stifel, Nicolaus on September 25, 1997. Prior thereto,
Mr. Kruszewski served as Managing Director and Chief Financial Officer of
Baird Financial Corporation and Managing Director of Robert W. Baird & Co., Incorporated ("Baird") from 1993 to September 1997. From 1992 to 1993, Mr. Kruszewski served as Regional Director of the Private Client Group of Baird.

Board of Directors and Committees

   	During the year ended December 31, 1997, the Board of Directors of the Company met six times, including both regularly scheduled and special meetings. During such year, all of the incumbent directors attended at least 75% of all meetings held by the Board of Directors and all committees on which they serve.

   	The standing committees of the Board of Directors are the Executive Committee, Audit Committee, Compensation Committee, Finance Committee and Nominating Committee.

   	Executive Committee. Messrs. Walker (Chairman), Goebel, Kruszewski and Oates are the current members of the Executive Committee. Except to the extent limited by law, the Executive Committee has all the authority of the Board of Directors. The Executive Committee did not meet during the year ended December 31, 1997.

   	Audit Committee. Messrs. Oates (Chairman), Beda, Dill, Ford, Goebel and Greenbaum are the current members of the Audit Committee. The functions of the Audit Committee are to monitor and assess the adequacy of systems and procedures for providing reliable financial statements of the Company and its subsidiaries, as well as suitable internal financial controls, to review and approve the scope and performance of the independent external and internal auditors' work and to make such recommendations as it deems necessary to the Board of Directors regarding the Company's financial statements, financial controls and related matters. The Audit Committee met four times during the year ended December 31, 1997.

   	Compensation Committee. Messrs. Lefton (Chairman), Beda and Oates and Ms. Cori are the current members of the Compensation Committee. The functions of the Compensation Committee are to recommend salary and bonus levels for the senior officers of the Company and its subsidiaries and to administer the Company's employee stock plans. The Compensation Committee met four times during the year ended December 31, 1997.

   	Finance Committee. Messrs. Ford (Chairman), Dill, Lefton and Oates and Ms. Cori are the current members of the Finance Committee. The functions of the Finance Committee are to review and monitor the consolidated financial condition of the Company. The Finance Committee met four times during the year ended December 31, 1997.

   	Nominating Committee. Messrs. Walker (Chairman), Lefton and Goebel are the current members of the Nominating Committee. The function of the Nominating Committee is to identify, evaluate and select potential director nominees. The Committee will consider nominees recommended by stockholders. Any stockholder wishing to nominate a candidate for director at a stockholders meeting must provide advance notice and certain information about the proposed nominee as described under "Stockholder Proposals" below. The Nominating Committee met once during the year ended December 31, 1997.

   	Compensation of Directors. Non-employee directors are paid annual compensation at a rate of $15,000 for attendance at Board of Directors meetings and $250 for attendance at Committee meetings and are reimbursed for expenses incurred in attending such meetings. Directors who are employees of the Company do not receive any compensation for service as directors, but the Company pays their expenses for attendance at Board meetings. Additionally, each new outside director typically is granted options to purchase 5,000 shares of the Company's Common Stock at the current market price on the date such individual first becomes a director of the Company.

Compensation Committee Interlocks and Insider Participation

   	During the year ended December 31, 1997, the Compensation Committee was composed of Messrs. Lefton, Beda and Oates and Ms. Cori, none of whom served as an officer or employee of the Company or any of its subsidiaries.

                           EXECUTIVE COMPENSATION

   	For the years ended December 31, 1997, 1996 and 1995, the following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer, each of the other four most highly compensated executive officers for the year ended December 31, 1997 and each individual who would have been one of the four most highly compensated executive officers had they been serving as an executive officer at December
31, 1997, for services rendered to the Company and its subsidiaries.

                         Summary Compensation Table
                                       Annual Compensation                   Long Term	Compensation
                                 -----------------------------------       -------------------------
                                                         Other Annual       Restricted                 All Other
                                                  Bonus  Compensation         Stock      Options      Compensation
Name and Principal Position     	Year  	Salary($)($)<F2>	  	($)<F3>         Awards ($)   (#)<F5>        ($)<F6>
---------------------------      ----    ------  -------  -----------      ----------  ------------ --------------
Ronald J. Kruszewski  <F1>       1997    52,308   98,496        -            17,500<F4>     131,250       103,462
   President and Chief           1996       -       -           -               -               -             -
   Executive Officer             1995       -       -           -               -               -             -

Gregory F. Taylor                1997   129,167     -           -               -               -         254,257
   Former President and          1996   199,999  193,803        -               -            52,500         2,255
   Chief Executive Officer       1995   186,458     -           -               -               -           1,113

George H. Walker, III            1997   172,917  277,551        -               -               -           1,344
   Chairman of the Board         1996   150,000  283,515        -               -            52,500         1,122
                                 1995   150,000     -           -               -               -             -

Charles R. Hartman               1997   168,750  316,206        -               -            16,537        20,675
   Vice President                1996   150,000  183,496        -            32,500             -          21,466
   and Secretary                 1995   150,000  150,000        -               -               -          41,258

Lawrence E. Somraty              1997   139,500  281,879        -               -            16,537         1,344
   Vice President                1996   128,333  123,019        -            32,500             -           1,372
                                 1995   124,583   61,466        -               -               -             250

Michael A. Murphy                1997   139,500  231,879        -               -            16,537         2,600
   Vice President                1996   135,000  115,076        -            32,500             -           2,308
                                 1995   135,000     -           -               -               -           1,113

<F1>Mr. Kruszewski has served as President and Chief Executive Officer of the
    Company since September 25, 1997. Prior thereto, Mr. Kruszewski was not employed by the Company.
<F2>Represents bonuses paid under the executive compensation plans described in the section entitled "Compensation Committee Report on Executive Compensation" of this Proxy Statement.
<F3>The named executive officers received certain perquisites in 1997, 1996 and
    1995, the amount of which did not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus.
<F4>The amount shown represents the dollar value of the difference between the price paid by Mr. Kruszewski for his restricted stock and the fair market value of the restricted stock at the date of purchase, or $0.10 per share. The aggregate value of restricted stock holdings for Mr. Kruszewski at December 31, 1997 was $2,952,862.50, based upon a per share price of $16.07, which was the last transaction price on that date (as adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998). These restricted shares are fully vested and Mr. Kruszewski is entitled to vote and receive dividends on the shares to the same extent as other holders of Common Stock.

<F5>Each option has been adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998.
<F6>For the year ended December 31, 1997, the Company contributed $250 to the
    Profit Sharing Plan for each named executive officer (other than Mr. Kruszewski), $1,094 to the Employee Stock Ownership Plan for each named executive officer (other than Messrs. Kruszewski and Taylor) and $1,256 to the Company's 1993 Employee Stock Purchase Plan for each of Messrs. Hartman and Murphy. In addition, with respect to Mr. Hartman, such amount disclosed for 1997 includes $15,000 forgiven by the Company with respect to a $75,000 loan from the Company to Mr. Hartman and $3,075 of imputed interest with respect to such loan. With respect to Mr. Kruszewski, such amount disclosed includes $73,985 forgiven with respect to a $1,479,687.50 loan from the Company to Mr. Kruszewski and $25,277 of imputed interest with respect to such loan, as well as $4,200 in apartment rental expenses paid by the Company on behalf of Mr. Kruszewski. With respect to Mr. Taylor, the amount disclosed also includes $93,750 in salary equivalent payments and a $160,257 bonus pursuant to a Severance Agreement and Release between the Company and Mr. Taylor described under "Employment Agreements" below.

	   The following presents certain information concerning stock options granted to the named executive officers during the year ended December 31, 1997, and year-end stock option values.  No stock options were exercised by the named executive officers during the year ended December 31, 1997, except Mr. Taylor as set forth below.

Option Grants In Last Year

   	The following table sets forth information concerning stock option grants made in the year ended December 31, 1997 to the individuals named in the Summary Compensation Table. No SARs were granted to the named individuals in 1997.

                                                  Individual Grants
                      ------------------------------------------------------------------------          Potential Realizable
                                      Percent of                                                              Value At
                      Number of         Total                                                              Assumed Annual
                      Securities     Options/SARs    Exercise or    Market                              Rates of Stock Price
                      Underlying      Granted to        Base       Price on                               Appreciation for
                      Options/SARs   Employees in    Price<F2><F3>  Date of      Expiration               Option Term <F5>
     Name             Granted<F1>(#)  Fiscal Year       ($/Sh)      Grant($)       Date<F4>         0%($)      5%($)      10%($)
     ----             -------------  ------------    -----------   ---------    --------------     ------    -------   ---------
Charles R. Hartman      	16,537         	4.37            	5.90       	7.50      April 22, 2007  	  26,539 	  104,539  	  224,206
Ronald J. Kruszewski   	131,250<F6>    	34.71           	11.37       11.37      Sept. 25, 2007   	      0 	  438,425	  2,378,153
Michael A. Murphy       	16,537         	4.37            	5.90       	7.50      April 22, 2007	    26,539	   104,539	    224,206
Lawrence E. Somraty     	16,537         	4.37            	5.90       	7.50      April 22, 2007 	   25,539 	  104,539	    224,206

<F1>Each option will become exercisable with respect to 25%, 50%, 75% and 100%
    of the total number of shares subject to the option on each of the first, second, third and fourth anniversaries, respectively, of the date of award.

<F2>Each option has been adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998.

<F3>The exercise price may be paid in cash or, at the discretion of the
    Committee, by shares of Common Stock already owned or to be issued pursuant to the exercise, valued at fair market value on the date of exercise, or a combination of cash and Common Stock.

<F4>The options terminate on the earlier of ten years after grant or, generally, immediately on termination for reasons other than retirement, disability or death.

<F5>The indicated 5% and 10% rates of appreciation are provided to comply with
    Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

<F6>Of these shares of Common Stock, 78,750 shares are subject to non-qualified stock options. These non-qualified stock options will become exercisable with respect to 33%, 23% , 23% and 21% of such shares on December 31, 1997 and on December 31 of each succeeding year, respectively. The remaining 52,500 shares are subject to incentive stock options. With respect to these shares, 8,750 incentive stock options will become exercisable on each of March 25, 1998, January 1, 1999 and January 1 of each of the next four years.

                                               Year-End Option Value
                                                        Shares for Which                  Unexercised
                         Shares                    Unexercised Options held at     In-the-Money Options held
                       Acquired on     Value          December 31, 1997(#)         at December 31,1997($)<F1>
Name                   Exercise(#)  Realized($)   Exercisable     Unexercisable   Exercisable   Unexercisable
----                   -----------  -----------   -----------     -------------   -----------   -------------
Charles R. Hartman         --           --         	19,186           	15,583        	195,696	      158,727
Ronald J. Kruszewski       --           --         	26,250          	105,000        	123,438       493,752
Michael A. Murphy          --           --         	12,804           	11,025        	114,045	      112,193
Lawrence E. Somraty        --           --         	12,116           	11,025         132,666      	112,193
Gregory F. Taylor       	69,949      	376,480         --                --              --            --
George H. Walker, III      --           --         	51,871           	36,750 	 	     565,235	      378,139

<F1>Based on the Company's Common Stock closing price on December 31, 1997 of $16.071 ($16.875 before adjustment for the five percent stock dividend declared by the Company on January 20, 1998).

Employment Agreements

   	The Company and George H. Walker III entered into an Employment Agreement as of August 21, 1987 and a First Amendment to Employment Agreement as of December 2, 1991 (collectively, the "Agreement"), which provides for the employment of Mr. Walker by the Company at a base salary as established from time to time by the Board of Directors, but not less than $150,000 per annum.
On January 21, 1997 the Board of Directors approved a $25,000 per annum increase in Mr. Walker's salary to $175,000. Mr. Walker is also eligible to participate in all incentive compensation plans and other employee benefits provided to senior executive officers.

  	 The Agreement automatically renews for an additional one year at each year end unless prior to December 31 of any year the Board of Directors determines not to extend the Agreement.  The current term of the Agreement is through
December 31, 1999 subject to additional extensions as set forth in the preceding sentence.  The Agreement, as amended, also provides that Mr. Walker will provide consulting and advisory services to the Company for a period of two years following the termination date of his employment for a fee of $75,000 per annum and contains a one year non-competition covenant following the end of his consulting period.

  	 The obligations of the Company under the Agreement will terminate upon the death or (except as described below) resignation of Mr. Walker, except that, if his employment is terminated by reason of death or disability, payments will continue in accordance with the Company's regular policies.  If Mr. Walker's employment is terminated by the Company for any other reason other than good cause, or if he resigns within one year after a Change of Control (as defined below), the Company will: (a) continue his insurance benefits; and (b) pay him a lump sum payment equal to the total of the present value of monthly payments equaling 1/12 of his current compensation (including bonus and incentive compensation payments) at the date of termination payable over the remaining term of the Agreement, but not less than one year, or three years in the event of his resignation, or a termination by the Company in breach of the Agreement, after a Change of Control.  Such payments are subject to reduction to the extent they exceed the amounts deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as
amended (the "Code").

   	"Change of Control" is defined in the Agreement as (a) the acquisition, in one or a series of transactions by a person or group of persons acting in concert, of beneficial ownership in more than 25% of the outstanding voting stock of the Company, (b) the receipt of proxies for the election of directors in opposition to management's nominees that aggregate more than 40% of the outstanding voting stock or (c) the sale or issuance of such number of shares of voting stock of the Company for consideration other than cash in any transaction or series of related transactions that constitutes more than 25% of the outstanding voting power of the Company after giving effect to such issuance or sale.

   	The Company and Ronald J. Kruszewski entered into an Employment Letter, a Promissory Note, a Restricted Stock Agreement, an Incentive Stock Option Agreement and a Nonqualified Stock Option Agreement, each as of September 25, 1997, and an amended Incentive Stock Option Agreement and Nonqualified Stock Option Agreement, each as of December 1, 1997 (collectively, the "Employment Terms"). Under the Employment Terms, Mr. Kruszewski's annual salary shall be not less than $200,000 and he is eligible to participate in the executive bonus pool and in all other employee benefits of the Company provided to senior executive officers. Mr. Kruszewski was granted options to purchase 131,250 shares of Common Stock. Mr. Kruszewski also received a loan from the Company in the amount of $1,479,687.50, payable in installments with interest with the final installment due September 25, 2002, which will be forgiven over five years if he continues to be employed by the Company. As of December 31, 1997, the principal amount outstanding on this loan was $1,405,703. Mr. Kruszewski used all of the loan proceeds and personal funds of $591,875 to purchase 175,000 shares of Common Stock (183,750 shares as adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998) at a price equal to $11.8375, a $0.10 discount to the market price of the Common Stock on the date of grant, pursuant to the terms of the Restricted Stock Agreement. The shares of Common Stock purchased under the Restricted Stock Agreement are restricted as to resale only for a period of three years from the date of purchase. The
Company will reimburse Mr. Kruszewski for relocation expenses and the premiums he pays on life insurance policies during his employment, and it will pay initiation fees for his membership in a country club.

  	 If Mr. Kruszewski's employment is terminated by the Company without cause or there is a Change in Control (defined below) of the Company, or if Mr. Kruszewski resigns for certain enumerated reasons, such as a reduction in executive duties, a decrease in compensation or benefits or he is required to relocate outside the metropolitan St. Louis, Missouri area ("Good Reason"), the outstanding principal amount of and accrued interest on Mr. Kruszewski's loan will be forgiven and all outstanding options held by Mr. Kruszewski will become fully vested. A "Change in Control" is defined as (a) the acquisition by any person of 30% or more of either (i) the outstanding Common Stock of the Company or (ii) the combined voting power of the Common Stock entitled to vote for the election of directors; or (b) the incumbent directors as of January 21, 1997, or any subsequent directors whose nominations were approved by a majority of the those directors, cease to constitute a majority of the Board; or (c) approval by the stockholders of a reorganization, merger or consolidation of the Company under certain circumstances.

   	Stifel, Nicolaus and Charles R. Hartman entered into a letter agreement on May 23, 1994 which provided for the employment of Mr. Hartman at a base salary of $150,000 per annum. Mr. Hartman is eligible to participate in the executive bonus pool of the Company and, for fiscal 1996 and 1997, his bonus payment was guaranteed to be no less than $150,000 (pro rated for that portion of each year actually employed). He was also provided a relocation allowance of $36,276, a $50,000 interest-bearing line of credit due June 30, 1995, a $75,000 loan which is forgivable over a five-year period if he continues employment with Stifel, Nicolaus, and options to purchase 17,365 shares of Common Stock. As of December 31, 1997, the outstanding principal amount of Mr. Hartman's loan was $30,000. Mr. Hartman is also eligible to participate in all other employee benefits of the Company provided to senior executive officers.

   	On July 2, 1997, the Company and Stifel, Nicolaus entered into a Severance Agreement and Release ("Severance Agreement") with Mr. Gregory F. Taylor, the former President and Chief Executive Officer of the Company. Under the
Severance Agreement, the Company agreed to pay Mr. Taylor salary equivalent payments in the amount of $225,000, to be paid in equal monthly installments for one year, plus the cost of extending insurance benefits to Mr. Taylor, his spouse and dependants for one year from the effective date of his resignation. Under the Severance Agreement, the Company also agreed to pay Mr. Taylor a bonus for the six months ended June 30, 1997 in an amount to be determined by the Compensation Committee, and the Company accelerated the vesting of certain options previously granted to Mr. Taylor. Mr. Taylor agreed to provide up to 20 hours of consulting services per month through September 30, 1997 and ten hours per month thereafter for a period that ended on December 31, 1997. The Company also agreed to continue to indemnify Mr. Taylor against any expenses and amounts payable in a certain arbitration to which Stifel, Nicolaus is a party, provided Mr. Taylor acted in good faith in the matter that is the subject of the arbitration.

              COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   	The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the year ended December 31, 1997:

Executive Officer Compensation Policies and 1997 Results

   	The Compensation Committee of the Board of Directors administers the Company's executive officer compensation programs, consisting primarily of base salary and performance-based annual bonuses. In addition, the Committee has the discretion to grant restricted stock awards and stock options. The Committee believes it has established compensation policies for the Company's executive officers that will attract and retain talented individuals and reward productivity and profitability.

    Salaries and salary adjustments for executive officers are based on the responsibilities, performance and experience of each executive. Traditionally, the Company has paid modest salaries relative to comparable executive positions at other publicly-held companies and relied on an annual bonus program to more fully compensate and motivate executives. During 1997, the Compensation Committee reviewed compensation levels of executive officers of publicly-held regional brokerage firms in connection with its evaluation of the Company's overall compensation programs. The Compensation Committee has made such review a regular process of its responsibilities.

   	All listed executive officers participate in the administrative bonus program. Over the last several years, the Compensation Committee has modified this annual bonus program by introducing a formula based approach and eliminating the discretion related to annual bonuses. Under the administrative bonus program, bonuses were paid based on pre-tax income of the Company. Individual percentages with respect to this administrative bonus program are determined by the Compensation Committee of the Board of Directors. In addition to the administrative bonus program, Mr. Walker received finder's fees related to certain investment banking transactions. In connection with Mr. Hartman's recruitment as an executive officer of the Company, the Company agreed to guarantee his 1997 bonus payment at the greater of his share of the administrative bonus program or $150,000. In addition, Messrs. Hartman and Kruszewski each have a letter agreement. The principal terms of such agreements have been described above under "Executive Compensation - Employment Agreements." The letter agreements with these individuals were approved by the Compensation Committee of the Board of Directors.

   	While the Committee believes that the Company's various annual bonus programs and employment agreements will reinforce the importance of long-term values for the Company's stockholders, the Committee also seeks to promote the identity of long-term interests between the Company's executive officers and its stockholders with occasional grants of restricted stock and stock options.

Chief Executive Officer Compensation

   	Mr. Kruszewski became President and CEO of the Company and Stifel, Nicolaus on September 25, 1997 pursuant to the Employment Terms described above under
"Executive Compensation - Employment Agreements."   Mr. Kruszewski previously
served as Managing Director and Chief Financial Officer of Baird Financial
Corp. and Managing Director of Baird from 1993 to 1997.  The Committee approved the Employment Terms based upon Mr. Kruszewski's expertise in the industry and years of experience, as well as the Committee's review of salaries paid to CEOs of securities firms comparable to the Company.  For 1997, Mr. Kruszewski received a salary of $52,308 and a bonus of  $98,496.  Mr. Kruszewski received options to purchase 131,250 shares of Common Stock at $11.37, the fair market value on the date of grant.  Mr. Kruszewski also received a loan from the
Company in the amount of $1,479,687.50, which will be forgiven if he remains with the Company for five years. Mr. Kruszewski used the loan proceeds and personal funds of $591,875 to purchase 175,000 shares of Common Stock (183,750 shares as adjusted to reflect the five percent stock dividend declared by the
Company on January 20, 1998) at a price equal to $11.8375 pursuant to the terms of the Restricted Stock Agreement at a $0.10 discount to the market price of the Common Stock on the date of grant.  The Committee believes that Mr.
Kruszewski's stock option grants and stock ownership will align his compensation more directly with the interests of the Company's stockholders.

   	Effective July 31, 1997, Mr. Gregory Taylor resigned as President and Chief Executive Officer of the Company and Stifel, Nicolaus in order to explore other endeavors. During the interim period, the Company's Operating Committee managed the affairs of the Company with Mr. Taylor continuing to serve the Company in a consulting relationship. On July 2, 1997, the Company and Mr. Taylor entered into the Severance Agreement described above under "Executive Compensation - Employment Agreements." In view of the significant contributions Mr. Taylor made to the growth of management of the Company, the Committee believed that it was in the best interests of the Company and its stockholders to make arrangements to ensure that Mr. Taylor would be available to provide continued advice and counsel to the Company in the future. At its meeting on July 2, 1997, the Compensation Committee unanimously approved the terms of the Severance Agreement and the acceleration of the right to exercise all outstanding options previously granted to Mr. Taylor. Under the Severance Agreement, Mr. Taylor agreed to serve as a consultant to the Company for a period that ended on December 31, 1997. During 1997, Mr. Taylor received a salary of $129,167 prior to his resignation and salary equivalent payments of $93,750 and a bonus of $160,257 under the terms of the Severance Agreement. Mr. Taylor will continue to receive additional salary equivalent payments in the aggregate amount of $131,250 through July 31, 1998 and he will be entitled to receive major medical health insurance for his family, with coverage and deductible limits as are generally available to employees of the Company in
comparable positions.   The Committee believed that these benefits were
reasonable in light of Mr. Taylor's years of service and his position with the Company.

Conclusion

   	Through the program described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation.  The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

                                    						1997 Compensation Committee


                                    						Robert E. Lefton, Chairman
					                                    	Belle A. Cori
						                                    James M. Oates
					                                    	Bruce A. Beda
March 26, 1998

                            PERFORMANCE GRAPH

    The following graph sets forth a comparison of the Company's cumulative total stockholder return (assuming investment of $100 and reinvestment of dividends) from December 31, 1992 through December 31, 1997, with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and, for peer groups, the Financial Services Analytics, Inc. Regional Index (the "FSA Regional Index"), an index of publicly traded regional brokerage firms, consisting of: The Advest Group,Inc., Dain Rauscher Corporation, Everen Capital Corporation, First Albany Companies Inc., Interstate Johnson Lane, Inc., Kinnard Investments, Inc.,
Legg Mason, Inc., McDonald & Company Investments, Inc., Morgan Keegan, Inc., Raymond James Financial, Inc., Scott Stringfellow Financial, Inc., and
Southwest Securities Group, Inc.

                            [PERFORMANCE GRAPH]

Cumulative Value of $100 Investment
                                                December 31,
                          ---------------------------------------------------
                           1992     1993     1994     1995     1996     1997
                          ------   ------   ------   ------   ------   ------
Stifel Financial Corp.   $100.00  $145.83  $ 92.15  $108.96  $153.98  $315.77
S&P 500 Index            $100.00  $110.06  $111.50  $153.36  $188.54  $251.42
FSA Regional Index       $100.00  $131.12  $111.86  $165.31  $257.06  $560.92

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   	Certain officers, directors and nominees for director of the Company maintain margin accounts with Stifel, Nicolaus pursuant to which Stifel, Nicolaus may make loans for the purchase of securities. All margin loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectability or present other unfavorable features.

   	Richard F. Ford and Charles A. Dill are General Partners of the management companies that act as the General Partner of Gateway Venture Funds. The Company and Stifel Venture Corp., a subsidiary of the Company, are also General Partners of the management companies. At December 31, 1997, the Company's carrying value of these investments was approximately $507,000, with a commitment to contribute $256,418 to the Gateway Funds. Additionally, at December 31, 1997, the Company had a receivable of $335,000 which was advanced for organizational costs of Gateway Partners, L.P. Mr. Ford also provided consulting services to the Company during the year ended December 31, 1997.

   	John J. Goebel is a partner in the law firm Bryan Cave LLP, which rendered legal services to the Company and its subsidiaries during 1997 and is providing legal services to the Company and its subsidiaries during 1998.

   	Robert E. Lefton, Ph.D. is the President and Chief Executive Officer of Psychological Associates, Inc., an international training and consulting firm, which rendered services for the Company and its subsidiaries during 1997 and is providing services to the Company and its subsidiaries during 1998.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   	Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1997.


                                 PROPOSAL II.
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   	The Board of Directors, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998. A resolution will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP.

   	The Company has been advised that a representative of Deloitte & Touche LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to questions of the stockholders.

   	The Board of Directors, upon the recommendation of its Audit Committee, replaced Coopers & Lybrand L.L.P. as its independent auditors for the year ended December 31, 1996 effective October 29, 1996. The report of Coopers & Lybrand L.L.P. on the audited consolidated financial statements of the Company as of and for the two years ended December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

   	In connection with its audit of the Company's financial statements as of December 31, 1995 and for the year then ended, Coopers & Lybrand L.L.P. recommended that the Company record certain adjustments that had the effect of changing previously reported unaudited results of operations for the year ended 1995. The Company engaged in numerous discussions with Coopers & Lybrand L.L.P. regarding the basis of and the rationale for the adjustments. Following these discussions, the Company agreed with the recommendations of Coopers & Lybrand L.L.P. and recorded the recommended adjustments. These adjustments included the write-down of fixed assets, employee compensation and benefits and the valuation of investments. After giving effect to all adjustments recommended by Coopers & Lybrand L.L.P., previously reported unaudited net income was reduced by $222,000 for the year ended December 31, 1995.

   	The details concerning these adjustments and their impact on the Company's financial statements were previously reported to the Securities and Exchange Commission. The 1995 quarterly results, as adjusted, are presented in the Company's Annual Report to Stockholders for the year ended December 31, 1995
(the "1995 Annual Report"), which was incorporated in the Company's Annual
Report on Form 10-K for the year ended December 31, 1995. Coopers & Lybrand L.L.P. discussed the subject matter of the adjustments with the Company's
Audit Committee on April 22, 1996.  In connection with that discussion, Coopers
& Lybrand L.L.P. reported to the Audit Committee in writing on such date that, in connection with the audit of the financial statements for the year ended December 31, 1995, there were no disagreements with Coopers & Lybrand L.L.P.
by management regarding audited financial statements or other accounting matters.

    Coopers & Lybrand L.L.P. advised the Company that the adjustments described above, which were made by the Company at the recommendation of Coopers & Lybrand L.L.P., constitute disagreements between personnel of the Company responsible for the presentation of its financial statements and personnel of Coopers & Lybrand L.L.P. responsible for rendering its report on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused it to make reference to the subject matter thereof in connection with its report.

   	On December 9, 1996, the Board of Directors of the Company, upon recommendation of its Audit Committee, engaged Deloitte & Touche LLP as the Company's independent auditors for the year ended December 31, 1996. The Company has authorized Coopers & Lybrand L.L.P. to respond fully to any inquires of Deloitte & Touche LLP concerning the subject matter of each of the adjustments. During the two year period ended December 31, 1995 and through the date of the appointment, Deloitte & Touche LLP was not engaged by the Company for any auditing or consulting work on any matter.

  	 The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998. A majority of the votes cast, present or represented by proxy at the meeting, will constitute ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company by November 27, 1998, for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Under the Company's By-Laws, advance notice to the Company must be given by any shareholder seeking to bring a proposal before the stockholders or to nominate any person for election as a director at any stockholders' meeting. Notice must be given in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting; provided that if less than 70 days' notice or prior public disclosure of the date of a stockholders' meeting is given by the Company, notice must be timely received not later than the close of business on the tenth day following the earlier of: (1) the day on which notice of the meeting was mailed; or (2) the day on which public disclosure was made. The notice must contain the name and address and beneficial ownership of the stockholder, a brief description of the proposal to be brought or the name, age, business history, address and written consent to being named of any proposed nominee, and any material interest of the stockholder in the proposal or any arrangement or understanding between the stockholder and the proposed nominee required to be disclosed under the proxy regulations, and the number of shares known by such stockholder to be supporting the proposal on the date notice is given.

                               ANNUAL REPORT

    The annual report of the Company for the year ended December 31, 1997 has simultaneously been mailed to the stockholders of the Company.

   	A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any stockholder, without charge, upon written request to Stephen J. Bushmann, Chief Financial Officer, Stifel Financial Corp., 500 North Broadway, St. Louis, MO 63102-2188.

                               MISCELLANEOUS

    The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

   	Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                                  						By Order of the Board of Directors,


                                     						CHARLES R. HARTMAN, Secretary

March 26, 1998
St. Louis, Missouri

                                [PROXY CARD]
                               (FRONT OF CARD)
                            STIFEL FINANCIAL CORP
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   	The undersigned hereby nominates, constitutes and appoints George H. Walker
III and Charles R. Hartman (or such other person as is designated by the Board of Directors of Stifel Financial Corp. ("Stifel") (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of Common Stock,
$0.15 par value, of Stifel entitled to be voted by the undersigned at the
Annual Meeting of Stockholders to be held on April 28, 1998 and at any adjournments or postponements thereof.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	 ELECTION OF DIRECTORS:
	   [ ] FOR all nominees listed below (except as marked below)
    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

    INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                          For term expiring in 2001:
                               Robert E. Lefton
                                James M. Oates
                             George H. Walker III

2.	 PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, as independent public auditors of the Company:
	   [ ] For     	[ ] Against      [ ] Abstain

3. 	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.
                              (BACK OF CARD)
   	This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all the named nominees for director and for Proposal 2.

   	The undersigned acknowledges receipt of the 1997 Annual Report to Stockholders and the Notice of the Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                     	[ ] PLEASE CHECK THIS BOX IF YOU PLAN TO
                          ATTEND THE MEETING IN PERSON.

                     	SIGN HERE
                                ---------------------------------------------
	                               	(Please sign exactly as name appears at left)

	                     SIGN HERE
                                ---------------------------------------------
                                	Executors, administrators, trustees, etc.
                                 should indicate when signing

                         	DATED 		                                  ,1998
                                ---------------------------------------------